Exhibit 10.10

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is dated as of March 26,  2020,  by and between Floor and Decor Outlets of America, Inc., a Delaware corporation (the “Operating Company”), Floor & Decor Holdings, Inc., a Delaware corporation (“Holdings” and, together with the Operating Company, the “Company”), and David V. Christopherson, the undersigned individual (the “Executive”), and is intended to modify the Second Amended and Restated Employment Agreement, dated as of February 3, 2020 (the “Employment Agreement”), by and between the Company and the Executive.  Any capitalized term not defined herein will have the meaning ascribed to such term in the Employment Agreement.

In light of the ongoing novel coronavirus a/k/a COVID-19 pandemic (“COVID-19”) and its impact on the business and operations of the Company and its affiliates, the Company and the Executive desire to amend the Employment Agreement, as set forth below.

1. The Employment Agreement shall be amended to append the following provision to Section 2(a):

Notwithstanding anything in the Agreement to the contrary, as a result of the novel coronavirus a/k/a COVID-19 pandemic, Executive agrees to waive 30% of his Base Salary for a 90-day period beginning on March 27, 2020, or such shorter period of time as the Chairman of the Board may determine.  Any severance amounts payable pursuant to Section 4(b) shall be calculated without giving effect to such reduction.

2. The Employment Agreement shall be amended to append the following provision to Section 4(b):

Notwithstanding anything in the Agreement to the contrary, the reduction of Executive’s Base Salary set forth in Section 2(a) shall not constitute Good Reason for any purpose under this Agreement and shall not entitle Employee to any severance or other payment pursuant to this Agreement or otherwise.

Additionally, the Executive hereby acknowledges and agrees that Good Reason under the Employment Agreement has not occurred prior to or as a result of this Addendum.  Except as expressly hereby amended, the Employment Agreement will remain in full force and effect in accordance with the terms thereof.  To the extent a conflict arises between the terms of the Employment Agreement and this Addendum, the terms of this Addendum will prevail.

EXECUTIVE

By: /s/ David V. Christopherson___________
Name:  David V. Christopherson

FLOOR AND DECOR OUTLETS OF AMERICA, INC.

By: /s/ Thomas V. Taylor_______
Name:  Thomas V. Taylor
Title:    CEO

FLOOR & DECOR HOLDINGS, INC.

By: /s/ Thomas V. Taylor_______
Name:  Thomas V. Taylor
Title:     CEO

[Signature Page to Addendum to Employment Agreement]